Exhibit 99.2

www.ringenergy.com NYSE American: REI www.ringenergy.com OTCQX:RNGE www.ringenergy.com Corporate Presentation October 2019

www.ringenergy.com 2 NYSE American: REI Forward - Looking Statements and Cautionary Note Regarding Hydrocarbon Disclosures Forward – Looking Statements This Presentation includes "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 , the Securities Act of 1933 and the Securities Exchange Act of 1934 . All statements, other than statements of historical facts included in this Presentation regarding the Company's financial position, future revenues, net income, potential evaluations, business strategy and plans and objectives for future operations are "forward - looking statements . " These forward - looking statements are commonly identified by the use of such terms and phrases as “ may, ” “ will, ” “ intends, ” “ estimates, ” “ expects, ” “ anticipates ” and “ believes “ or the negative variations thereof or comparable terminology . These forward - looking statements are subject to numerous assumptions, risks and uncertainties that may cause actual results to be materially different than any future results expressed or im plied in those statements . Factors that could cause actual results to differ materially from expected results are described under “ Risk Factors ” in our 2018 annual report on Form 10 - K filed with the U . S . Securities and Exchange Commission ( “ SEC ” ) on February 28 , 2019 . Although the Company believes that the assumptions upon which such forward - looking statements are based are reasonable, it can give no assurance that such assumptions will prove to be correct . All forward - looking statements in this Presentation are expressly qualified by the cautionary statements and by reference to the underlying assumptions that may prove to be incorrect . The Company undertakes no obligation to publicly revise these forward - looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law . The financial and operating projections contained in this presentation represent our reasonable estimates as of the date of this presentation . Neither our auditors nor any other third party has examined, reviewed or compiled the projections and, accordingly, none of the foregoing expresses an opinion or other form of assurance with respect thereto . The assumptions upon which the projections are based are described in more detail herein . Some of these assumptions inevitably will not materialize, and unanticipated events may occur that could affect our results . Therefore, our actual results achieved during the periods covered by the projections will vary from the projected results . Prospective investors are cautioned not to place undue reliance on the projections included herein . Cautionary Note regarding Hydrocarbon Disclosures The SEC has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions . We use the terms “ estimated ultimate recovery, ” “ EUR, ” “ probable, ” “ possible, ” and “ non - proven ” reserves, reserve “ potential ” or “ upside ” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC ’ s guidelines may prohibit us from including in filings with the SEC . Reference to EUR (estimated ultimate recovery) of natural gas and oil includes amounts that are not yet classified as proved reserves under SEC definitions, but that we believe will ultimately be produced . These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by us . Factors affecting ultimate recovery include the scope of our drilling program, which will be directly affected by capital availability, drilling and production costs, commodity prices, availability of services and equipment, permit expirations, transportation constraints, regulatory approvals and other factors, and actual drilling results, including geological and mechanical factors affecting recovery rates . Accordingly, actual quantities that may be recovered from our interests will differ from our estimates, and could be significantly less than our targeted recovery rate . In addition, our estimates may change significantly as we receive additional data .

www.ringenergy.com 3 NYSE American: REI Kelly Hoffman Chief Executive Officer and Director ▪ Co - Founded AOCO and pioneered Fuhrman Mascho field down - spacing beginning in 1996 David A. Fowler President and Director ▪ Co - Founder and former President of Simplex Energy Solutions, the leading Permian Basin divestiture firm Daniel D. Wilson Executive Vice President and Chief Operating Officer ▪ Former Vice President and Manager of Operations for Breck Operating Corporation William R. ( “ Randy ” ) Broaddrick Vice President and Chief Financial Officer ▪ Former Vice President and CFO of Arena Resources Hollie Lamb Vice President of Engineering ▪ Former Partner at HeLMS Oil & Gas Management Team Key Board Members Lloyd T. (Tim) Rochford Co - Founder and Executive Chairman of the Board ▪ Co - Founder of Arena Resources Stanley M. McCabe Co - Founder and Director ▪ Co - Founder of Arena Resources Anthony B. Petrelli Director ▪ President and Chairman of the Board of NTB Financial Corp. Regina Roesener Director ▪ Chief Operating Officer, Director of Corporate Finance and Director of NTB Financial Corp. Clayton E. Woodrum Director ▪ Founding partner of Woodrum, Tate & Associates, PLLC Ring Energy Team

www.ringenergy.com 4 NYSE American: REI Investment Highlights • The management team has extensive experience in the Central Basin Platform and has successfully operated through multiple cycles • Ring’s co - founders were formerly co - founders and senior managers of Arena Resources Proven Management Team • Build strong Permian acreage position with a focused asset base in the Central Basin Platform (“CBP”), Northwest Shelf (“NWS”) and Delaware Basins • The Permian offers industry - leading break - evens and is one of the major producing oil plays in North America Permian Focus • Ring has experienced robust growth, with growth CAGRs of 62% a nd 117% in proved reserves and net production, respectively since 2012 Robust & Scaled Growth Profile • As of 6/30/2019, Ring has ample liquidity with $10.6 MM in cash and a $1 BN Credit Facility with a $425 MM Borrowing Base with $360.5 MM outstanding Financial Strength and Flexibility Attractive Well Economics • Ring’s CBP and NWS horizontal San Andres well costs are estimated at $1.9 MM and $2.4 MM, respectively • Ring is yielding net IRRs averaging greater than 100% on its horizontal wells at $ 50/Boe realized price received

www.ringenergy.com 5 NYSE American: REI 0.0 0.2 0.4 0.6 1.4 2.9 4.3 6.4 6.5 8.2 - 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 2001 2002 2003 2004 2005 2006 2007 2008 2009 Q1 2010 (MBoe/d) Ring Co - Founders ’ Prior Success ▪ Proven and simple strategy ▪ Arena Resources was formed in 2001 by Tim Rochford and Stan McCabe with a focus of growing production and reserves organically and via acquisition ▪ Sold in July 2010 for $1.6BN ▪ Ring ’ s management team desires to execute a similar growth strategy and development plan by leveraging its long lasting industry relationships and significant operational experience Stock Performance Production Growth ARD: $43.12 on Dec 31, 2009 ARD: $0.13 on Mar 29, 2001 34,396% 241% 228% Mar - 01 Sep - 02 Mar - 04 Sep - 05 Mar - 07 Sep - 08 ARD S&P 500 E&P Subindex S&P SmallCap Energy Sector Index

www.ringenergy.com 6 NYSE American: REI Company Strategy Acquire ▪ Look for “ upside opportunity ” ▪ Focus on the Permian Basin ▪ Low Risk Multipay Reserves ▪ Credit facility in place ▪ Access to capital markets Exploit ▪ Apply new horizontal technologies ▪ Add Additional Pay Zones ▪ Potential down - spacing ▪ Control Costs / Maintain Margins ▪ Secondary Recovery Explore ▪ Step Out with Drillbit ▪ Minimize “ exploratory ” risk / experience “ upside ” impact ▪ Acquire additional block acreage on favorable terms ▪ Build premier Permian Basin E&P company headquartered in Midland ▪ Exploit acreage position through highly economic, vertical and horizontal wells using the most recent drilling and completion techniques ▪ Acquire attractive acreage positions within Ring’s areas of interest

www.ringenergy.com 7 NYSE American: REI Lea Gaines Andrews Yoakum TX NM Why REI Is Different (1) Percentage based on production volume Existing San Andres fields Ring acreage ▪ “Conventional” producer, NOT an unconventional “shale” producer ▪ San Andres – oil saturated dolomite reservoir with natural porosity and permeability ▪ Greater than 87% black oil (1) ▪ Long life reserves (>30 years) with less than 5% terminal decline ▪ Average IRRs greater than 100% with $50/Boe price received ▪ Greater than 88% IRR including facilities and acreage ▪ Break even’s less than $ 35/Boe

www.ringenergy.com 8 NYSE American: REI Gross Acres Net Acres Central Basin Platform 103,484 72,391 Northwest Shelf 50,481 38,241 Delaware Basin 20,218 19,917 Total Acreage 174,183 130,549 Executive Summary (1) Ring reserves as of 12/31/2018 based on SEC pricing ($62.04/Bbl of oil and $3.10/Mcf of gas); Wishbone reserves per Ring internal estimates as of 12/31/2018 and based on SEC pricing ($62.04/Bbl of oil and $3.10/Mcf of gas) ▪ Midland, Texas based E&P company focused on domestic exploration and production of oil and natural gas with current operations primarily in Texas ▪ Pro forma Year End 2018 Proved Reserves (includes Wishbone acquisition) (1) : ▪ 70 . 9 MMBoe with PV - 10 of $ 1 , 123 MM ▪ 78 % Oil / 55 % Developed ▪ September net production of 11 , 400 Boe/d ( 85 % oil) ▪ Ring increased daily production in Q 3 ’ 19 through drilling 6 horizontal wells ( 3 completed, 3 testing) ▪ The Delaware Basin asset continues to provide promising future development potential both vertically and horizontally based on existing vertical Cherry Canyon wells and encouraging results from the 5 horizontal Brushy Canyon wells drilled to date ▪ Acquired from Wishbone Energy Partners in early 2019 , Ring’s horizontal San Andres wells on the Northwest Shelf of Texas are quickly proving to have extremely attractive returns and superior EURs Market Statistics (as of 10/15/2019) Shares Outstanding: 67.8 MM Market Cap: $102 MM Last Price: $1.50 52 - Week Range: $1.23 - $8.51 Daily Avg. Volume (3M) 1.24MM Company Profile Northwest Shelf Central Basin Platform Delaware Basin

Proven Conventional Reservoir

San Andres Overview

- Over the past 90 years the Permian Basin has produced 30 BBbl
  - The San Andres produced ~12 BBbl and 3 Tcf during that same time (40% of total Permian Basin production)
- Highly oil saturated, "conventional" dolomite reservoir with a typical oil column of 200'-300'
- Vertical depth of approximately 5,000'
- Time to peak production in ~75 days
- Initial peak rates of 300-700 Bbl/d (88% - 95% black oil)
- Historic waterflood and CO_2 recovery process have shown an incremental 20-30% OOIP recovery potential

San Andres Hz Compares Favorably

	San Andres Hz	Delaware Basin Hz	Midland Basin Hz
High ROR Oil Play	✔	✔	✔
IPs >750 Bo/d		✔	✔
Low 1st Year Decline	✔		
Low Terminal Decline <5%	✔		
Low D&C Costs	✔		
Low Cost of Entry/Acreage	✔		
Multiple Benches		✔	✔
> 75% Black Oil	✔		
< $35/Bbl Break-even	✔		

Source: US Department of Energy & DrillingInfo

Permian Basin Geology


104°
102°
100°
34°
32°
30°
Palo Duro Basin
Matador Arch
NEW MEXICO
TEXAS
Northwest Shelf
San Simon Channel
Eastern Shelf
Midland Basin
Central Basin Platform
Delaware Basin
Diablo Platform
Ozona Arch
Val Verde Basin
Marathon-Ouachita Fold Belt
MEXICO
0
100 mi
100 km
Permian Basin

Denotes Ring acreage

www.ringenergy.com NYSE American: REI 9

www.ringenergy.com 10 NYSE American: REI San Andres Cross Section

www.ringenergy.com 11 NYSE American: REI Central Basin Platform Asset (1) Based on 12/31/2018 CGA reserve report using SEC pricing ($62.04/Bbl of oil and $3.10/Mcf of gas) (2) Based on 12/31/2018 Ring internal reserve report using SEC pricing ($62.04/Bbl of oil and $3.10/Mcf of gas) Asset Description ▪ 103 , 484 gross / 72 , 391 net total acres ▪ September net production of 3 , 977 Boe/d ( 97 % oil) ▪ 372 gross active wells as of September 30 , 2019 ▪ 254 producing vertical wells ▪ 101 producing horizontal wells ▪ 17 SWDs ▪ Owned midstream infrastructure ▪ 100 surface acres ▪ SWD system facilitates reduction in cost ▪ Permitted capacity of 255 , 000 Bw/d with current volumes of 101 , 400 Bw/d ▪ 61 miles of water gathering pipeline ▪ 58 miles of oil pipeline ▪ 33 miles of gas pipeline ▪ Oil tank farm with 4 , 000 Bbl of capacity ▪ Oil pipeline sales point ▪ Horizontal drilling inventory ▪ 17 gross horizontal PUDs (1) ▪ 78 probable & possible gross horizontal locations (2) ▪ 769 additional gross potential horizontal locations (2) ▪ Organic leasehold effort helping to add net locations on a cost effective basis Ring acreage Existing San Andres fields

www.ringenergy.com 12 NYSE American: REI $71 $13 $288 17 78 769 PUD Probable & Possible Prospective San Andres Horizontal Spacing Assumptions: Central Basin Drilling Inventory Note: Locations reflect gross locations on this page (1) As of 12/31/2018 (2) Number of locations per SEC report (3) Number of locations per internal estimates (1),(2) (1),(3) (3) All 1.0 mile and 1.5 mile horizontal San Andres wells; 6 - 8 wells per 640 acre section $372 Proved Reserves 22.0 MMBoe Proved PV - 10 $372 MM Current Production 3,977 Boe/d $137 $42 $363 PDP PDNP PUD Total Proved PV - 10 ($MM)

Central Basin Well Economics & Type Curve

	San Andres (1.0 mile lateral)	
Average D&C Cost	$1.9MM	
Average Cost per Location	$107k[1]	
D&C Cost + Acreage Cost per Location	$2.0MM	
Rod Conversion Cost	$250k[2]	
Net EUR at 75% NRI (MBoe)	332	
F&D ($/Boe)	$6.04	
LOE ($/Boe)[3][4]	$9.07	
F&D + LOE ($/Boe)	$15.74	
	***Net Returns*[5][7]**	***Fully Loaded Net Returns*[6][7]**
Discounted Net ROI	2.8x	2.7x
Undiscounted Net ROI	5.7x	5.4x
Net IRR	99%	88%



	Curve Parameters	
	Oil	Gas
Peak Rate	305 BOPD	95 MCFPD
Initial Decline	96.5	96.5
B Factor	1.8	1.8
Final Decline	5	5

	Net Realized Price Received ($/Boe)		
	$50.00	$55.00	$60.00
IRR (%)	99%	129%	165%
Years to Payout	1.4	1.2	1.0
ROI Disc	2.8x	3.1x	3.5x
ROI Undisc	5.7x	6.4x	7.1x
PV-10 (000s)	$3,801	$4,492	$5,183
Net EUR (MBOE)	332	333	334

(1) $1,000 / acre times 640 acres 1 bench $107K per location based on 6 wells per section
(2) Includes conversion cost from ESP to rod pump after 12 months of production
(3) LOE includes $4,106 per month for first 12 months then $2,246 for the life of the well plus $2.92/Bbl of oil, $0.49/Mcf of Gas and $0.105/Bbl of Water
(4) LOE Expense over the life of well divided by Net BOE EUR over life of the well
(5) Excludes location acreage cost
(6) Includes location acreage cost
(7) Economics based on a gross lateral length of 5,080'
Note: Assumes $50/Boe realized price received

www.ringenergy.com NYSE American: REI 13

www.ringenergy.com 14 NYSE American: REI Northwest Shelf Asset (1) September production includes 325 Boe/d from non - operated wells (2) Based on 12/31/2018 Ring internal reserve report using SEC pricing ($62.04/Bbl of oil and $3.10/Mcf of gas) Asset Description ▪ 50 , 481 gross / 38 , 241 net total acres ▪ September net production of 6 , 313 Boe/d (1) ( 87 % oil) ▪ 155 gross active wells as of September 30 , 2019 ▪ 65 operated horizontal San Andres wells ▪ 50 operated vertical wells ▪ 24 non - operated wells ▪ 16 SWDs ▪ Owned midstream infrastructure ▪ 1 , 385 surface acres ▪ SWD system facilitates reduction in cost ▪ Permitted capacity of ~ 241 , 000 Bw/d ▪ 15 water supply wells with greater than 12 , 000 Bw/d of supply capacity ▪ 5 frac ponds centrally located on surface acreage ▪ 3 caliche pits for road materials and new locations ▪ Horizontal drilling inventory ▪ 98 gross horizontal PUDs (2) ▪ 37 probable & possible gross horizontal locations (2) ▪ 363 prospective horizontal San Andres locations (2) ▪ Acreage position is approaching 50 % HBP with minimal drilling commitments providing significant organic growth platform Ring acreage Existing San Andres fields Wasson

www.ringenergy.com 15 NYSE American: REI $288 $4 $290 98 37 363 PUD Probable & Possible Prospective San Andres Horizontal (1) (1) (1) Northwest Shelf Accretive Drilling Inventory Note: Locations reflect gross locations on this page (1) Based on 12/31/2018 Ring internal reserve report using SEC pricing ($62.04/Bbl of oil and $3.10/Mcf of gas) All 1.0 mile and 1.5 mile horizontal San Andres wells; 6 - 8 wells per 640 acre section Spacing Assumptions: $137 $42 $363 PDP PDNP PUD Proved Reserves 34.3 MMBoe - 94% Proved PV - 10 $582 MM - 107% Production 6,000 Boe/d - 98% Purchase Price $300 MM $582 Total Proved PV - 10 ($MM) Assets acquired in April 2019

www.ringenergy.com 16 NYSE American: REI $50.00 $55.00 $60.00 IRR (%) 131% 163% 198% Years to Payout 1.0 0.9 0.8 ROI Disc 3.5x 4.0x 4.4x ROI Undisc 7.3x 8.2x 9.1x PV-10 (000s) $6,538 $7,592 $8,646 Net EUR (MBOE) 461 462 462 Net Realized Price Received ($/Boe) 1 10 100 1000 0 5 10 15 20 25 30 BOPD / MCFPD Years Northwest Shelf Well Economics & Type Curve (1) $1,000 / acre times 640 acres 1 bench $107K per location based on 6 wells per section (2) Includes conversion cost from ESP to rod pump after 12 months of production (3) LOE includes $5,000 per month for first 12 months from Peak then $2,000 per month plus $3.00/Bbl of oil, plus $2.20/ Mcf of Gas plus $0.11/ Bbls of Water (4) LOE Expense over the life of well divided by Net BOE EUR over life of the well (5) Excludes location acreage cost (6) Includes location acreage cost (7) Economics based on a gross lateral length of 5,080’ Note : Assumes $ 50/Boe realized price received San Andres (1.0 mile lateral ) Average D&C Cost $ 2.4MM Average Cost per Location $107k (1) D&C Cost + Acreage Cost per Location $2.5MM Rod Conversion Cost $200k (2) Net EUR at 75% NRI (MBoe) 461 F&D ($/Boe) $5.44 LOE ($/Boe ) (3)(4) $8.74 F&D + LOE ($/Boe) $ 14.19 Net Returns (5)(7) Fully Loaded Net Returns (6)(7) Discounted Net ROI 3.5x 3.4x Undiscounted Net ROI 7.3x 7.1x Net IRR 131% 121% Oil Gas Peak Rate 350 BOPD 300 MCFPD Initial Decline 85 85 B Factor 1.5 1.5 Final Decline 5 5 Curve Parameters

www.ringenergy.com 17 NYSE American: REI Delaware Basin Assets (1) Based on 12/31/2018 CGA reserve report using SEC pricing ($62.04/Bbl of oil and $3.10/Mcf of gas) (2) Based on 12/31/2018 Ring internal reserve report using SEC pricing ($62.04/Bbl of oil and $3.10/Mcf of gas) Asset Description Culberson and Reeves Counties, Texas CULBERSON REEVES LOVING Texas New Mexico CULBERSON REEVES LOVING Texas New Mexico Hippogriff 4H Hugin 1H & 2H Phoenix State 1H & 2H ▪ 20,218 gross / 19,917 net total acres ▪ Bell Canyon: 20,218 gross / 19,917 net ▪ Cherry Canyon: 14,098 gross / 13,798 net ▪ Brushy Canyon: 11,453 gross / 11,162 net ▪ September net production of 1,110 Boe/d (57% oil ) ▪ 123 gross active wells as of September 30, 2019 ▪ 112 producing vertical wells ▪ 5 horizontal ▪ 6 SWDs ▪ Owned midstream infrastructure ▪ 1 , 328 surface acres ▪ SWD system facilitates reduction in cost ▪ Permitted capacity of 95 , 000 Bw/d ▪ 39 miles of water gathering pipeline ▪ 23 miles of gas pipeline ▪ Drilling inventory ▪ 39 gross vertical, 4 gross horizontal PUDs (1) ▪ 169 gross probable & possible vertical locations (2) and 10 Probable horizontal locations (2) ▪ 191 gross prospective Delaware Mountain Group horizontal locations (2) ▪ 468 prospective gross vertical locations (2) ▪ 109 prospective gross behind pipe A - 1 & 2,900’ sands locations (2)

www.ringenergy.com 18 NYSE American: REI 39 169 191 468 109 43 179 577 PUD Probable & Possible Prospective Delaware Mountain Group Horizontal Additional Prospective Locations Behind pipe zones of interest Vertical Cherry Canyon (1) (2) (2) (2) Vertical 169 Horizontal 10 Vertical 39 Horizontal 4 $66 $29 $75 Delaware Basin Drilling Inventory Note: Locations reflect gross locations on this page (1) Number of locations per SEC report (2) Number of locations per internal estimates Proved Reserves 14.6 MMBoe Proved PV - 10 $169 MM Current Production 1,110 Boe/d $137 $42 $363 PDP PDNP PUD Total Proved PV - 10 ($MM) $169 Includes a combination of 20s / 40s 6 wells per 640 - acre section Vertical - 20s / 40s Spacing Assumptions:

www.ringenergy.com 19 NYSE American: REI Recent Developments & 2019 Capex Recent Developments ▪ During Q3 Ring drilled six one - mile horizontal San Andres wells on its Northwest Shelf assets acquired in April 2019. All six wells were completed below projected costs. Three reported IP’s and the other three were in various stages of testing. Eigh t additional wells drilled in Q1 and Q2 completed testing also filed IPs in Q3. The average IP rate for all 11 filing IPs in Q 3 w as 475 BOEPD, or 101 BOE/1,000 ft on an average lateral of 4,741 feet. Additionally, 9 well conversions from ESP to rod pumps were performed to eliminate monthly rental costs and to lower pulling costs going forward by as much as 80%. Since the beginning of the year Ring has drilled 26 new horizontal wells and four new saltwater disposal wells. ▪ During Q3 Ring saw an overall decrease in drilling and operating costs on both the NWS and CBP assets. The operational savings coupled with excellent drilling and production results experienced in regards to the NWS and CBP has enabled Ring to update and improve the type curve and well economics on both assets significantly (see pages 13 & 16). ▪ On April 29, 2019 Ring announced its preliminary 2019 capex budget of approximately $154 MM after closing the Wishbone acquisition. After finishing the examination and evaluation of all of Wishbones’ operated and non - operated wells, infrastructure and facilities located on the Northwest Shelf, the Company released an amended 2019 capex budget on July 22, 2019 of approximately $152 MM ▪ For the first six months of 2019 Ring had drilled 20 new horizontal wells and four new saltwater disposal wells. The Company employed one drilling rig in Q1, and added a second rig in Q2 after the closing of the Northwest Shelf property. Starting Q3 the Company went back to one drilling rig and will drill 11 horizontal wells on the newly acquired Northwest Shelf property and will participate in three non - operated wells (approximate costs of one new operated drilled well). Additionally , the Company will deploy funds to improve the overall efficiencies and production of numerous wells, and infrastructure, across their CBP and NWS assets ▪ The following page further illustrates Ring’s 2019 amended capex objectives 2019 Capex

www.ringenergy.com 20 NYSE American: REI 2019 Amended Capex Objectives 2019 Amended Capex ▪ Objectives : ▪ Cash flow neutrality by year - end 2019 ▪ Modest year - over - year production growth ▪ Manage debt ▪ Reduced capex from preliminary $154 MM to amended $152 MM ▪ Maintain one rig in H2’19. Drill a total of 32 new horizontal San Andres wells versus 50 in 2019 ▪ Identified 40 + existing wells to improve efficiencies and production with upgrades in existing infrastructure Objectives in Lowering Capex ▪ Focus on highly accretive workover projects increases certainty of achieving cash - flow neutrality by year - end 2019 ▪ Workovers include ESP size optimization, numerous rod conversions, cleanouts and re - stimulations ▪ Potential for rates of return exceeding 100% ▪ Economic payout in less than one year ▪ Rod conversions: ▪ Approximately 50% long - term reduction in LOE reduces lifting costs/bbl ▪ Increased EUR due to reduced LOE extends economic life of the well ▪ Major reduction in future pulling costs up to 80% per occurrence ▪ Improved Infrastructure ▪ Reduces LOE associated with water disposal ▪ Provides capacity for future water disposal

www.ringenergy.com 21 NYSE American: REI 59 317 1,270 1,401 1,222 1,824 2,739 3,180 3,636 4,652 4,688 5,563 5,845 5,080 4,604 4,112 625 1,224 1,132 975 907 951 981 1,158 959 935 1,267 1,172 1,132 5,320 4,949 5,789 0 2,000 4,000 6,000 8,000 10,000 12,000 3.9 7.3 10.4 8.7 4.9 17.9 22.0 8.0 10.1 8.4 14.6 7.7 7.0 5.7 34.3 0.0 10.0 20.0 30.0 40.0 50.0 60.0 70.0 80.0 2012 2013 2014 2015 2016 2017 2018 Growth in Reserves & Production (1) Represents operational data, not sales data; excludes Kansas production (2) Only includes 7 months of the Delaware Basin acquisition (3) Pro forma for Wishbone acquisition ▪ Transformative acquisition of Wishbone in early 2019 has propelled growth and positioned the Company to reach cash flow neutrality by year - end 2019 ▪ Acquisition increased proved reserves from 36.6 MMBoe to 70.9 MMBoe (94%) ▪ Increased Proved PV - 10 $542 MM to $ 1,123 MM (107%) Proved Reserves (MMBoe) Net Production (Boe/d) (1) (2) Delaware Basin Central Basin Platform Waterflood Northwest Shelf (3) (4) As a result of running one drilling rig on the CBP through entirety of Q1, no drilling activity on the Wishbone asset since Q3’18, a second drilling rig was added in Q2 on the NWS with only two wells reporting IP’s by the end of quarter, which negatively impacted Q2 overall combined production on both the CBP and NWS (4)

www.ringenergy.com 22 NYSE American: REI Potential Locations by Tier and Area Location Tiers (All Areas) ▪ Tier 1 : Highest confidence wells . These wells would represent “type curve” production . At $ 50 /Boe realized price received , they reflect an IRR over 80% , a net reserve of greater than 325 MBoe and PV - 10 of approximately $ 4 million ▪ Tier 2 : These wells should be on par with Tier 1 wells, but there is more risk associated with these locations . They would be a primary “stepout” to a Tier 1 location ▪ Tier 3 : These would be commercial wells but may be below “type curve” . The net reserves associated with these wells would be in the high 200 and low 300 MBoe ▪ Tier 4 : This is acreage with unexplored potential, has geology associated with upside, but would require more work in order to be elevated to a higher tier Location Summary Locations: Tier 1 Tier 2 Tier 3 Tier 4 Central Basin Platform 47 7 57 120 Northern Gaines 18 124 220 280 Northwest Shelf 96 71 89 130 Delaware Basin 11 66 95 - Total 172 268 461 530

www.ringenergy.com 23 NYSE American: REI $1,123 $336 $160 Proved Probable Possible $160 $336 $1,123 Net Asset Value (1) NAV/share calculated as YE2018 PV - 10 based on SEC pricing ($62.04/Bbl of oil and $3.10/Mcf of gas) less Q2 debt of $360.5 MM (includes Wishbone acquisition) divided by current shares outstanding Note: PV - 10 pro forma for Wishbone acquisition Total Proved PV - 10 Total 3P PV - 10 3P NAV/Share $18.56 (1) Proved NAV/Share $11.25 (1) $425 $46 $653 $137 $42 $363 PDP PDNP PUD $1,123 Proved PV - 10 ($MM) 3P PV - 10 ($MM) $1,619

www.ringenergy.com NYSE American: REI Appendix

www.ringenergy.com 25 NYSE American: REI Management Team Lloyd T. (Tim) Rochford Co - Founder and Chairman of the Board Mr. Rochford, 73, has been active as an individual consultant and entrepreneur in the oil and gas industry since 1973. During that time, he has be en an operator of wells in the mid - continent of the United States, evaluated leasehold drilling and production projects and arranged a nd raised in excess of $500 million in private and public financing for oil and gas projects and development. Mr. Rochford has successfully formed, devel ope d and sold/merged four natural resource companies, two of which were listed on the New York Stock Exchange. The most recent, Arena Resources, Inc. ( “ Arena ” ) ( “ Company ” ), was founded by Mr. Rochford and his long - time friend and associate Mr. Stan McCabe in August 2000. From inception until May of 2 008, Mr. Rochford served as President, Chief Executive Officer ( “ CEO ” ) and a director of Arena. During that time, the Company received numerous accolades from publications such as Business Week (2007 Hot Growth Companies), Entrepreneur (2007 Hot 500), Fortune (2007, 2008, 2009 Fastes t G rowing Companies), Fortune Small Business (2007, 2008 Fastest Growing Companies) and Forbes (Best Small Companies of 2009). In May 2 008 , Mr. Rochford resigned the position of CEO and accepted the position of Chairman of the Board. In his role as Chairman, he continued to pur sue opportunities that would enhance the current, as well as long - term value of the Company. Through his efforts, Arena entered into an agreement and was acq uired by another New York Stock Exchange company for $1.6 billion in July, 2010. Stan McCabe Co - Founder and Director Mr. McCabe, 87, has been active in the oil and gas industry for over 30 years, primarily seeking individual oil and gas acqui sit ion and development opportunities. In 1979 he founded and served as Chairman and CEO of Stanton Energy, Inc., a Tulsa, Oklahoma natural resource com pany specializing in contract drilling and operation of oil and gas wells. In 1990, Mr. McCabe co - founded with Mr. Rochford, Magnum Petroleum, Inc., serving as an officer and director. In 2000, Mr. McCabe co - founded with Mr. Rochford, Arena Resources, Inc., serving as Chairman of the Board till 2008 an d then a director till 2010. Kelly Hoffman Chief Executive Officer and Director Mr. Hoffman, 61, has organized the funding, acquisition and development of many oil and gas properties. He began his career in the Permian Bas in in 1975 with Amoco Production Company. His responsibilities included oilfield construction, crew management, and drilling and complet ion operations. In the early 1990s Mr. Hoffman co - founded AOCO and began acquiring properties in West Texas. In 1996 he arranged financing and purchased 10,0 00 acres in the Fuhrman Mascho field in Andrews, Texas. In the first six months he organized a 60 well drilling and completion program result ing in a 600% increase in revenue and approximately 18 months later sold the properties to Lomak (Range Resources). In 1999 he again arranged financing an d acquired 12,000 acres in Lubbock and Crosby counties. After drilling and completing 19 successful wells, unitizing the acreage, and instituti ng a secondary recovery project he sold his interest in the property to Arrow Operating Company.

Management Team (cont'd)

David A. Fowler
President and Director

Mr. Fowler, 61, has served in several management positions for various companies in the insurance and financial services industries. In 1994, he joined Petroleum Listing Service as Vice President of Operations, overseeing oil and gas property listings, information packages, and marketing oil and gas properties to industry players. In late 1998, Mr. Fowler became the Corporate Development Coordinator for the Independent Producer Finance ("IPF") group of Range Resources Corporation. Leaving Range IPF in April of 2001, he co-founded and became President of Simplex Energy Solutions, LLC ("Simplex"). Representing Permian Basin oil and gas independent operators, Simplex became known as the Permian Basin's premier oil and gas divestiture firm, closing over 150 projects valued at approximately $675 million.

Daniel D. Wilson
Executive Vice President and Chief Operating Officer

Mr. Wilson, 58, has 30 years of experience in operating, evaluating and exploiting oil and gas properties. He has experience in production, drilling and reservoir engineering. For the last 22 years he has served as the Vice President and Manager of Operations for Breck Operating Corporation ("Breck"). He has overseen the building, operating and divestiture of two companies during this time. At Breck's peak Mr. Wilson was responsible for over 750 wells in seven states and had an operating staff of 27 including engineers, foremen, pumpers and clerks. Mr. Wilson personally performed or oversaw all of the economic evaluations for both acquisition and banking purposes.

William R. ("Randy") Broaddrick
Vice President and Chief Financial Officer

Mr. Broaddrick, 42, was employed from 1997 to 2000 with Amoco Production Company, performing lease revenue accounting and state production tax regulatory reporting functions. During 2000, Mr. Broaddrick was employed by Duke Energy Field Services, LLC performing state production tax functions. From 2001 until 2010, Mr. Broaddrick was employed by Arena Resources, Inc. as Vice President and Chief Financial Officer. During 2011, Mr. Broaddrick joined Stanford Energy, Inc. as Chief Financial Officer. Subsequent to and as a result of the merger transaction between Stanford and Ring Energy, Inc. Mr. Broaddrick became Chief Financial Officer of Ring Energy as of July 2012. Mr. Broaddrick received a Bachelor's Degree in Accounting from Langston University, through Oklahoma State University – Tulsa, in 1999. Mr. Broaddrick is a Certified Public Accountant.

Hollie Lamb
Vice President of Engineering

Ms. Lamb, 44, has 19 years of experience in domestic oil/gas evaluation, exploration and production operations, management, and petroleum engineering consulting. She has an extensive background in reservoir evaluation and economic evaluation. Her career has centered in the Permian Basin, which has enabled her to focus on the upside of the basin.

www.ringenergy.com NYSE American: REI 26

Oil and Gas Reserves as of 12/31/2018

Ring

	Crude Oil (MBbls)	Natural Gas (MMcf)	NGL (MBbl)	Total (MBoe)	PV-10 (in thousands)
Proved Developed Producing Reserves:	17,774	27,799	-	**22,407**	$362,870
Proved Developed Non-Producing Reserves:	1,432	4,614	-	**2,201**	$41,764
Proved Undeveloped:	8,604	20,352	-	**11,996**	$136,942
Total Proved Reserves[1]	**27,810**	**52,765**	-	**36,604**	**$541,576**
Total Probable Reserves[2]	**12,337**	**11,952**	-	**14,329**	**$262,008**
Total Possible Reserves[2]	**3,395**	**2,296**	-	**3,778**	**$117,249**
Total 3P Reserves	**43,542**	**67,013**	-	**54,711**	**$920,833**

Wishbone

	Crude Oil (MBbls)	Natural Gas (MMcf)	NGL (MBbl)	Total (MBoe)	PV-10 (in thousands)
Proved Developed Producing Reserves:	12,355	3,656	1,130	**14,094**	$289,808
Proved Developed Non-Producing Reserves:	235	82	7	**256**	$3,865
Proved Undeveloped:	15,256	9,482	3,092	**19,929**	$287,907
Total Proved Reserves[2]	**27,846**	**13,220**	**4,230**	**34,279**	**$581,580**
Total Probable Reserves[2]	**4,145**	**2,672**	**889**	**5,479**	**$74,057**
Total Possible Reserves[2]	**2,576**	**1,694**	**559**	**3,417**	**$42,445**
Total 3P Reserves	**34,567**	**17,586**	**5,678**	**43,176**	**$698,082**

Pro Forma

	Crude Oil (MBbls)	Natural Gas (MMcf)	NGL (MBbl)	Total (MBoe)	PV-10 (in thousands)
Proved Developed Producing Reserves:	30,129	31,455	1,130	**36,502**	$652,678
Proved Developed Non-Producing Reserves:	1,667	4,696	7	**2,457**	$45,629
Proved Undeveloped:	23,860	29,834	3,092	**31,925**	$424,849
Total Proved Reserves[1),(2]	**55,656**	**65,985**	**4,230**	**70,883**	**$1,123,156**
Total Probable Reserves[2]	**16,482**	**14,624**	**889**	**19,808**	**$336,065**
Total Possible Reserves[2]	**5,971**	**3,990**	**559**	**7,195**	**$159,694**
Total 3P Reserves	**78,109**	**84,599**	**5,678**	**97,887**	**$1,618,915**

(1) Cawley Gillespie YE2018 SEC report with prices of $62.04/bbl and $3.10/Mcf
(2) Ring Internal engineering report using SEC pricing of $62.04/bbl and $3.10/Mcf
(3) Wishbone reserves per Ring internal estimates as of 12/31/2018 and based on SEC pricing ($62.04/Bbl of oil and $3.10/Mcf of gas)

www.ringenergy.com NYSE American: REI 27 RING

www.ringenergy.com 28 NYSE American: REI Income Statement (1) Per Fully Diluted Share (2) Cash flow from operations before working capital changes 3 Months Ended June 30, 6 Months Ended June 30, 2019 2018 2019 2018 Revenue $51,334,225 $29,924,883 $93,132,540 $59,816,274 Pre - Tax Income $14,907,999 $5,978,851 $24,042,016 $14,612,714 Net Income $12,375,256 $4,719,806 $23,464,697 $10,385,440 Earnings Per Share (1) $0.18 $ 0.08 $ 0.36 $ 0.17 Net Cash Flow (2) $29,031,005 $17,389,257 $52,485,173 $36,557,519 Cash Flow Per Share (1) $ 0.43 $ 0.28 $0.80 $ 0.61 Wt. Average Shares (1) 67,670,259 61,964,010 65,852,348 59,967,309

www.ringenergy.com 29 NYSE American: REI Balance Sheet (1) Includes Deferred Income Taxes and Deferred Financing Costs As of As of ($ thousands) 6/30/2019 12/31/2018 Assets: Cash and Cash Equivalents $10,579 $3,364 Other Current Assets 28,032 13,480 Total Current Assets $38,611 $16,844 PP&E, net 911,854 542,011 Total Assets (1) $961,267 $567,066 Liabilities and Stockholder's Equity: Current Liabilities $67,756 $51,910 Non Current Liabilities 377,447 52,556 Total Liabilities $445,203 $104,466 Stockholders' Equity: $516,064 $ 462,599 Total Liabilities and Stockholders' Equity $961,267 $ 567,066

www.ringenergy.com 30 NYSE American: REI Analyst Coverage Ring Energy, Inc. Analyst Coverage FIRM ANALYST(S) Alliance Global Partners Joel Musante, CFA (800) 727 - 7922 ext: 4782 Capital One Securities, Inc. Richard Tullis (504) 593 - 6118 richard.tullis@capitalone.com Coker Palmer Institutional Noel Parks (215) 913 - 7320 parks@cokerpalmer.com Imperial Capital, LLC Jason Wangler (713) 892 - 5603 jwangler@imperialcapital.com Johnson Rice & Company, LLC Duncan McIntosh (504) 584 - 1257 dun@jrco.com Ladenburg Thalmann & Co., Inc. Michael C. Schmitz, CFA (212) 409 - 2028 mschmitz@ladenburg.com Northland Capital Markets Jeff Grampp (949) 600 - 4150 jgrampp@northlandcapitalmarkets.com Roth Capital Partners John M. White (949) 720 - 7115 jwhite@roth.com SunTrust Robinson Humphrey Neal Dingmann (713) 247 - 9000 neal.dingmann@suntrust.com